Sub-Item 77Q(1)(d):

Stadion Investment Trust (the “Registrant”) commenced offering Class T shares of the Stadion Tactical Growth Fund, the Stadion Tactical Defensive Fund, the Stadion Alternative Return Fund, and the Stadion Alternative Income Fund (collectively, the “Funds”) on August 14, 2017.  Post-Effective Amendment No. 50 to the Registrant’s Registration Statement, Accession Number 0001398344-17-010192, includes the terms of the Class T shares of the Funds and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.